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                                                                   EXHIBIT 10.11


                                    SUBLEASE

      THIS SUBLEASE, dated as of November 1, 1999, between GT INTERACTIVE SOFTWARE CORP., a Delaware corporation having an address at 417 Fifth Avenue, New York, New York 10016. ("Sublessor"), and NETBREEDERS REALTY LLC, a New York limited liability company, having an address at 417 Fifth Avenue, 8th Floor, New York, New York 10016 ("Subtenant").

                                   WITNESSETH:

      1. DEMISE AND TERM. (A) Sublessor hereby leases to Subtenant, and Subtenant hereby hires from Sublessor, those certain premises (the "Subleased Premises") consisting of the entire 9th floor of the building known as and located at 417 Fifth Avenue, New York, New York 10016 (the "Building"), said Subleased Premises a part of the premises (the "Main Lease Premises") that are leased to Sublessor under the Main Lease (as hereinafter defined). For purposes of this Sublease, (i) the rentable area of the Main Lease Premises located on the 7th, 8th and 9th floors of the Building will be deemed to be 90,000 square feet, (ii) the rentable area of the Subleased Premises will be deemed to be 30,000 square feet, and (iii) "Subtenant's Share" of certain expenses and payments required to be borne or made by Sublessor under the Main Lease shall be deemed to be 33.33%. In the event that the Main Lease Premises shall be expanded or contracted, Subtenant's Share will be appropriately adjusted. The rental hereunder shall include all furniture (including, without imitation, all permanent and/or modular cubicals and office furniture), fixtures and telephone equipment currently in the Subleased Premises on the date hereof at no additional charge.

            (B) The Commencement Date shall be on a date specified by Subtenant in writing provided that such date shall not be later than April 1, 2000 pro rated for space available. The term of this Sublease shall begin on the Commencement Date and shall expire at midnight on December 19, 2006 (i.e., one
(1) day prior to the expiration of the term of the Main Lease), unless sooner terminated or renewed as herein provided. In the event that Sublessor exercises either of its options under the Main Lease to extend the term thereof, Sublessor shall notify Subtenant of such exercise, and Subtenant shall have the option to extend the term hereof to the date which is the day immediately preceding the expiration date of the term (as so extended) under the Main Lease, provided that it shall give written notice to Sublessor of its desire to so extend the term within thirty (30) days after its receipt of Sublessor's notice regarding its exercise of such renewal option.

      2. SUBORDINATE TO MAIN LEASE. This sublease is and shall be subject and subordinate to (i) all of the terms, covenants, agreements, provisions and conditions of the lease (the "Main Lease") dated as of December 12, 1996, between F. S. Realty Corporation, as Landlord (the "Prime Landlord"), and Sublessor, as Tenant, as amended by First Amendment of Lease, dated as of July
1, 1997, between Prime Landlord and Sublessor, copies of each of which have heretofore been delivered to Subtenant, and (ii) to the matters to which the Main
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Lease is or shall be subject and subordinate. Subtenant shall not have the right to further sublet the Subleased Premises or allow the Subleased Premises to be used by others except as permitted by, and in accordance with, Section 11 of the Main Lease, and with Sublessor's prior written consent, not to be unreasonably withheld or delayed except that Subtenant may, without Sublessor's consent, allow the Subleased Premises to be used by its affiliates or other entities in which Subtenant or its affiliates has an investment. Prime Landlord's consent to this Sublease shall not be deemed or construed to modify, amend or affect the terms and provisions of the Main Lease, or Sublessor's obligations thereunder, which shall continue to apply to the Subleased Premises and the occupants thereof as though the Sublease had not been entered into. If Sublessor defaults in the payment of any rent, beyond any applicable notice and grace period, Prime Landlord is authorized to collect any rents due or accruing from any subtenant or other occupant of the Subleased Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved in the Main
Lease reserved therein, and the receipt by Prime Landlord of any amounts from Subtenant or other occupant of any part of the Subleased Premises shall not be deemed or construed as releasing Sublessor from Sublessor's obligations under the Main Lease or the acceptance of the Subtenant or other occupant as a direct tenant. The provisions of this Section are intended to comply with Section 11(e)(vi) of the Main Lease.

      3. INCORPORATION BY REFERENCE. The terms, covenants and conditions of the Main Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Sublease, each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant", or words of similar import, wherever the same appear in the Main Lease, were construed to mean, respectively, "Sublessor" and "Subtenant" in this Sublease, and as if the words "Demised Premises", or words of similar import, wherever the same appear in the Main Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "Lease", or words of similar import, wherever the same appear in the Main Lease, were construed to mean this "Sublease" . The Reference Page, Articles (or Sections) 1(a), 1(b), 2, 4, 5, 7(f), 9(h)(i),10(b),11,12, 14, 21, 24, 26, 27, 31, 32, 33, 35, 39, 41 and
42 of the Main Lease shall be deemed deleted for the purposes of incorporation by reference in this Sublease. If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

      4. PERFORMANCE BY SUBLESSOR. Subtenant acknowledges that Sublessor shall not be required to furnish or supply utilities to the Subleased Premises, it being understood that utilities shall be supplied by Prime Landlord and that Sublessor, upon request of Sublessee, shall use its good faith efforts to enforce the obligations of Prime Landlord under the Main Lease with respect thereto. Subtenant shall not have any rights in respect of the


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Subleased Premises greater than Sublessor's rights under the Main Lease.
Sublessor shall not be responsible for any failure or interruption, for any reason not attributable to the acts, omissions or negligence of Sublessor, of the services or facilities that may be appurtenant to or supplied at the building of which the Subleased Premises are a part by Prime Landlord, including, without limitation, heat, ventilation, air-conditioning, electricity and water; and no failure by Prime Landlord to furnish any such services or facilities shall give rise to any: (a) abatement, diminution or reduction of Subtenant's obligations under this Sublease unless Sublessor is entitled to a comparable abatement, diminution or reduction under the Main Lease; or (b) liability on the part of Sublessor. Sublessor agrees, however, to use its good faith efforts to require the Prime Landlord to perform all of its obligations under the Main Lease.

      5. NO BREACH OF MAIN LEASE. Subtenant shall not knowingly do or authorize to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease by the tenant thereunder unless such act or thing is permitted under the provisions of this Sublease.

      6. RENT. (A) Commencing on the Commencement Date, Subtenant shall pay to Sublessor rent (herein called "Fixed Rent") hereunder at the rate of $660,000 per annum or $55,000 per month, for the period from the Commencement Date through December 19, 2000. Fixed Rent shall be adjusted on December 20, 2000 and on each anniversary of the such date during the remainder of the initial term (each, a "Rent Adjustment Date"), by multiplying the Fixed Rent payable immediately prior to the Rent Adjustment Date in question by a fraction, the numerator of which shall be the Consumer Price Index (as hereinafter defined) in effect on the anniversary of the Rent Adjustment Date for the year in which Fixed Rent is being adjusted and the denominator of which shall be the Consumer Price Index in effect on the immediately preceding anniversary of the Rent Adjustment, which escalation shall not exceed three (3) percent per annum. The increases in the Fixed Rent set forth herein shall always be calculated upon, and added to, the prior year's Fixed Annual Rent, and are intended to occur at the same time and be calculated in the same manner as increases in "Fixed Annual Rent" under the Main Lease. "Consumer Price Index" or "CPI-U" shall mean the Consumer Price Index for All Urban Consumers of the United States Department of Labor's Bureau of Labor Statistics in effect for New York, Northeastern N.J. (1984=100) and generally published at the time the computation is to be made. If the CPI-U is no longer published, then the price index chosen by Prime Landlord and Sublessor under the Main Lease as a replacement price index shall be used to calculate increases in Fixed Rent hereunder. In the event that Sublessor renews the Main Lease, and Subtenant exercises its option to renew this Sublease as provided in Section 1(B) above, the Fixed Rent hereunder during such renewal term shall be equal to the Subtenant's Share of the Fixed Rent under the Main Lease, as the same may change from time to time during the applicable renewal term.

            (B) Fixed Rent shall be payable in equal monthly installments in advance, on the Commencement Date and on the first (1st) day of each calendar month thereafter and shall be paid promptly when due, without notice or demand therefor and, except


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as otherwise specified herein or permitted by law, without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever. In the event that the Commencement Date shall fall on other than the first day of the month, rent shall be prorated from the Commencement Date until the end of the month in which it occurs.

            (C) "Additional Rent" shall mean all sums of money as shall become due from and payable by Subtenant to Sublessor hereunder other than Fixed Rent (for default in payment of which Sublessor shall have the same remedies as a default in payment of Fixed Rent).

            (D) Fixed Rent and Additional Rent shall be paid to Sublessor in lawful money of the United States by check to Sublessor sent to the above address, or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Subtenant. No payment by Subtenant shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor. Any provision in the Main Lease referring to Fixed Rent or Additional Rent incorporated herein by reference shall be deemed to refer to the Fixed Rent or Additional Rent due under this Sublease. In the event any Fixed Rent or Additional Rent shall not be received by Sublessor within ten (10) days following notice that such payment was not received when due, Subtenant shall be deemed in default hereunder and Sublessor shall have the right to exercise the remedies set forth in the Main Lease for such defaults, including, without limitation,

            (E) If any sums of money or charges required to be paid by Subtenant to Sublessor under this Sublease are not paid with ten (10) days after the time provided in this Sublease, they shall bear interest from such date to the date of payment at a rate of two (2%) percent per calendar year in excess of the prime rate of Citibank, N.A. or at the highest rate allowed by law, whichever is less.

            (F) Sublessor shall provide to Subtenant all mailroom services through Sublessor's existing mailroom personnel for a monthly payment equal to 33% of Sublessor's monthly costs for salaries for mailroom personnel and other direct expenses for operating the mailroom (e.g.; costs of supplies, but excluding rent, electricity, etc.) Either party may cancel such arrangement on 90 days' notice.

      7. TAX ESCALATION. Subtenant shall pay, as Additional Rent, Subtenant's Share of Tenant's Tax Payment (as defined in the Main Lease), which shall be payable in 12 equal monthly installments on the first day of each calendar month during the term hereof.

      8. INDEMNITY. Subtenant shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorney's fees, which Sublessor may incur or pay out by reason of:


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(a) any accidents, damages or injuries to persons or property occurring in the
Subleased Premises (unless the same shall have been caused by Sublessor's acts, omissions, negligence or that of Sublessor's agents, employees, or contractors);
(b) any breach or default hereunder on Subtenant's part; (c) any work done in or to the Subleased Premises; or (d) any act, omission or negligence on the part of Subtenant and/or its officers, employees, agents, customers and/or invitees (while in the Subleased Premises), or any person claiming through or under Subtenant.

      9. ELECTRICITY. Electricity is presently provided to the Subleased Premises by Prime Landlord. Commencing on the Commencement Date and continuing on the first day of each month thereafter during the term hereof, Subtenant shall pay Sublessor for electricity supplied to the Subleased Premises an amount equal to Subtenant's Share of the Electrical Charge (as defined in the Main Lease) payable by Sublessor pursuant to the Main Lease. Subtenant shall operate its equipment in accordance with Article 12 of the Main Lease. If Sublessor's Fixed Rent under the Main Lease is adjusted as a result of Subtenant's use of "electricity intensive equipment" (as referred to in the Main Lease) or as a result of any act or omission of Subtenant, the Fixed Rent hereunder shall be increased by such amount. If Sublessor's Fixed Rent is adjusted pursuant to the Main Lease to reflect an increase in the utility rate schedule, fuel taxes, surcharges, energy charges or charges of any kind relating to the sale or furnishing of electricity, the Fixed Rent hereunder shall be adjusted by an amount equal to Subtenant's Share of such increase.

      10. ADDITIONAL RENT. In addition to the Fixed Rent and other sums of money as shall become due from and payable by Subtenant, Subtenant's covenants and agrees to pay Sublessor Subtenant's share of any amount that shall become due and payable by Sublessor pursuant to the Main Lease, except, however, that if such amount is payable solely with respect to the actions or omissions of either Subtenant or Sublessor, then the responsible party shall pay 100% of such cost, or if the amount payable relates disproportionately to one party or the other, it shall be equitably apportioned by Sublessor. For example, if one party requests overtime air conditioning, it shall be solely responsible for Additional Rent charges relating thereto.

      11. PERMITTED USE; CONDITION OF SUBLEASED PREMISES. Subtenant may use the Subleased Premises for general and executive offices and for no other purpose. Subtenant is leasing the Subleased Premises "as is" and Sublessor is not required to perform any work to prepare same for Subtenant. Sublessor hereby consents to Sublessee removing the staircase between the 8th and 9th floor of the Building, sealing off the stairwell and/or installing a demising wall. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. Subtenant shall perform no work in nor make any installations or modifications to the Subleased Premises unless Subtenant shall first obtain the prior written consent of Sublessor (which shall not be unreasonably withheld, conditioned or delayed and which shall be deemed given by Sublessor if granted by Prime Landlord) and Prime Landlord if such consent shall be required pursuant to the terms of the


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Main Lease. Sublessor is not in receipt of any outstanding notices of violations with respect to the Subleased Premises and is not aware of the presence of any asbestos or other toxic materials therein. Sublessor hereby represents that it is not in default of any provisions of the Main Lease.

      12. CONSENTS AND APPROVALS. In any instance when consent or approval is required under this Sublease, Sublessor shall have no obligation to sue to compel Prime Landlord to consent thereto, but Sublessor shall use its good faith efforts to obtain Prime Landlord's consent or approval. Whenever Prime Landlord shall consent to or approve of any matter or thing, Sublessor shall, for purposes hereof, be deemed to have consented to or approved of same.

      13. NOTICES. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail, return receipt requested and postage prepaid. Notices, consents, approvals, demands and requests which are served upon Sublessor or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the third (3rd) business day next following the date on which such notice, consent, approval, demand or request shall have been mailed as aforesaid. All notices, consents, approvals, demands and requests given to Subtenant or Sublessor shall be addressed to such party at its address set forth at the head of this Sublease or at such other place as such party may, from time to time, designate in a notice given in accordance with the provision of this Section. Each party may from time to time change the names and/or addresses to which notices, consents, approvals, demands and requests given to such party shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Section.

      14. TERMINATION OF MAIN LEASE. If for any reason not the fault of Sublessor the term of the Main Lease shall terminate prior to the expiration date of this Sublease, then, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof.

      15. SUBTENANT'S RIGHT TO TERMINATE. Notwithstanding anything to the contrary set forth herein, Subtenant shall have the right to terminate this Sublease by giving Sublessor at least sixty (60) days prior written notice thereof, which notice shall specify the date on which the Sublease shall terminate (the "Termination Date"). The Termination Date so specified shall be at least sixty (60) days after the date on which Sublessor receives, or is deemed to have received, such termination notice. In the event of such termination, Subtenant shall pay to Sublessor all Fixed Rent, Additional Rent and any other sums due to Sublessor with respect to the period to and including the Termination Date, and shall perform all of its other obligations hereunder to be performed by Subtenant prior to such Termination Date. Subtenant shall vacate the Subleased Premises on or prior to the Termination Date as though the Termination Date were the date originally set forth in this Sublease as the expiration date hereof.


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      16. CLEANING; ADDITIONAL SERVICES. Except as provided hereby, Sublessor shall have no obligation to provide cleaning services, telephone hook-ups or other offices, services or facilities. However, Subtenant may arrange to obtain cleaning services from Sublessor's cleaning contractor and to be billed separately for such services. In addition, if and to the extent deemed feasible by Sublessor, Sublessee may use Sublessor's telephone system, provided that it pays its pro rata share of the cost thereof as well as any additional charges for new installations or modifications to Sublessor's telephone system.

      17. INSURANCE. (A) Subtenant shall maintain throughout the term of this Sublease comprehensive commercial general public liability insurance and such other insurance with respect to the Subleased Premises and the conduct and operation of business therein as required by Section 9(i) of the Main Lease with limits of not less than those specified therein, and shall name Sublessor and Prime Landlord as additional insureds under all such policies. Subtenant shall deliver to Sublessor and Prime Landlord a fully paid-for policy or certificate prior to the Commencement Date. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor and Prime Landlord such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall contain a provision whereby the same cannot be canceled or the amount of coverage reduced unless Sublessor and Prime Landlord are given at least thirty (30) days' prior written notice of such cancellation or reduction in coverage. Subtenant shall obtain and maintain coverage as set forth in this
Section 17 and under Section 9(i) of the Main Lease with reputable insurance companies licensed to do business in the State of New York and having a Best's rating of at least B+9.

            (B) Subtenant shall pay all premiums and charges for all of said policies, and if Subtenant shall fail for ten (10) days after notice and demand to make any payment when due or carry any such policy, Sublessor may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Sublessor, with interest thereon at the rate of two (2%) percent per calendar year in excess of the prime rate of Citibank, N.A. or the then maximum lawful interest rate, whichever shall be less, shall be repaid to Sublessor by Subtenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Sublessor of any such premium, or the carrying by Sublessor of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

            (C) Sublessor and Subtenant hereby waive any rights each may have against the other arising out of any loss or damage connected in any way to, or arising in any way out of, an occurrence related to the Subleased Premises or the Building to the extent that such damage or loss is covered by insurance. Sublessor and Subtenant, on behalf of their respective insurance companies, waive any right to subrogation they may have against each other where such waiver or subrogation is not invalidated by State law.

      18. ESTOPPEL CERTIFICATES. Either party shall, within ten (10) days after


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each and every request by the other, execute, acknowledge and deliver to the requesting party a statement in writing: (a) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) specifying the dates to which the Fixed Rent and Additional Rent have been paid; (c) stating whether or not, to the best knowledge of the party executing such statement, the other party is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default; (d) stating whether or not, to the best knowledge of the party executing such statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by the other party under this Sublease, and, if so, specifying each such event; and (e) setting forth such other information as Sublessor or Subtenant may reasonably request concerning this Sublease. Any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or transferee of the leasehold estate under the Main Lease or others.

      19. RIGHT TO CURE SUBTENANT'S DEFAULTS. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of ten (10) days' notice to Subtenant, or without notice to Subtenant in the case of an emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such other manner and to such extent as Sublessor shall reasonably deem necessary, and in exercising any such right, to pay reasonable incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor, together with interest thereon at the rate of two (2%) percent per calendar year in excess of the prime rate of Citibank, N.A. or the then maximum lawful interest rate, whichever shall be less, from the date that Sublessor shall invoice Subtenant.

      20. BROKERAGE. Sublessor and Subtenant represent to each other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease. Each party agrees to indemnify, defend and hold harmless the other from and against any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims if such other broker or other person claims to have had dealings with the other party. This covenant shall survive the termination of this Sublease.

      21. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Subtenant and Sublessor both hereby waive all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in connection with this Sublease, the relationship of Sublessor and Subtenant, the Subleased Premises and the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding to recover or obtain possession of the Subleased Premises.


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      22. NO WAIVER. The failure of either party to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation, right or option. Sublessor's receipt and acceptance or Subtenant's payment of Fixed Rent or Additional Rent, or Sublessor's or Subtenant's acceptance of performance of any other obligation by the other, with knowledge of a breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by either party of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the waiving party.

      23. COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both of the parties hereto.

      24. SUCCESSOR AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease first thereafter arising.

      25. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Sublease or application thereof to any person or circumstance shall, for any reason and to any extent, be invalid and unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The section headings in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.


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      26. TERMINATION OF 8TH FLOOR SUBLEASE. At the Subtenant's election, on the
Commencement Date, the Sublease dated as of June 25, 1998 between the parties hereto shall terminate.

      27. BOARD ROOM. Sublessor's executives shall be entitled to use the board room currently existing in the Subleased Premises for Sublessor's board of directors' meetings provided that Sublessor gives Subtenant reasonable advance notice thereof, the board room is otherwise available at such requested time and Sublessor complies with such rules and regulations governing the use thereof that Subtenant may promulgate from time to time.

      IN WITNESS WHEREOF, Sublessor and Subtenant have hereunto executed this Sublease as of the day and year first above written.

                                     SUBLESSOR:

                                     GT INTERACTIVE SOFTWARE CORP.

                                     By: /s/ Harry Z. Glantz
                                         --------------------------------
                                         Name: Harry Z. Glantz
                                         Title: Vice President, Human Resources

                                     SUBTENANT:

                                     NETBREEDERS REALTY LLC

                                     By: /s/ Jack Cayle
                                         --------------------------------
                                         Name: Jack Cayle
                                         Title: Vice President

dated and executed on 3/21/00


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